Exhibit 10.1

November 22, 2013

H. James Knuppe and Barbara J. Knuppe
5601 Jensen Road
Castro Valley, CA 94552-5013

Re:	First Amendment to Third Amended and Restated Agreement of Limited Partnership of Extra Space Storage LP

Dear Sirs,

This letter agreement (this “Letter Agreement”) is being entered into by and between Extra Space Storage LP, a Delaware limited partnership (the “Partnership”), ESS Holdings Business Trust I, a Massachusetts business trust (the “General Partner”), as general partner of the Partnership, and H. James Knuppe and Barbara J. Knuppe (collectively, the “Knuppes”), as limited partners of the Partnership in connection with the First Amendment (the “Amendment”) to the Third Amended and Restated Agreement of Limited Partnership of Extra Space Storage LP (the “Partnership Agreement”) dated as of November 22, 2013.

This Letter Agreement amends certain provisions of that certain Contribution Agreement (AAAAA Rent-A-Space) dated as of June 15, 2007 (the “Contribution Agreement”) by and between AAAAA Rent-A-Space, Alameda, Ltd., Limited Partnership, a California limited partnership (“Alameda”), AAAAA Rent-A-Space, Alameda II, Ltd., Limited Partnership, a California limited partnership (“Alameda II”), AAAAA Rent-A-Space, Berkeley I, Ltd., Limited Partnership, a California limited partnership (“Berkeley I”), AAAAA Rent-A-Space Berkeley II, Ltd., Limited Partnership, a California limited partnership (“Berkeley II”), AAAAA Rent-A-Space - Castro Valley, Ltd., Limited Partnership, a California limited partnership (“Castro Valley”), AAAAA Rent-A-Space - Colma, Ltd., Limited Partnership, a California limited partnership (“Colma”), AAAAA Rent-A-Space, Hayward, Ltd., Limited Partnership, a California limited partnership (“Hayward”), AAAAA Rent-A-Space - Maui, A Limited Partnership, a Hawaii limited partnership (“Maui”), AAAAA Rent-A-Space, San Leandro, Ltd., Limited Partnership, a California limited partnership (“San Leandro”), AAAAA Rent-A-Space, San Pablo, Ltd., Limited Partnership, a California limited partnership (“San Pablo”), AAAAA Rent-A-Space - Vallejo, Ltd. Limited Partnership, a California limited partnership (“Vallejo”), and the Partnership, as amended from time to time.  Alameda, Alameda II, Berkeley I, Berkeley II, Castro Valley, Colma, Hayward, Maui, San Leandro, San Pablo and Vallejo are hereinafter collectively referred to as the “Contributors”.

This Letter Agreement also amends certain provisions of that certain Promissory Note dated as of June 25, 2007 made by the Knuppes in favor of the Partnership (the “Promissory Note”), as amended from time to time.

Paragraph 3 of the Promissory Note, as amended, currently provides that, based on the conditions set forth in such provision, the Knuppes have the right on a one-time basis in a single redemption, to elect to require the Partnership to redeem, in the aggregate, up to, but not to exceed 114,500 Series A Preferred Units and such redemption shall not cause the principal amount of the Promissory Note or the accrued but unpaid interest thereon to be due and payable (the “Pre-Approved Partial Series A Preferred Redemption”).

Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Partnership Agreement.

As consideration for the Knuppes’ consent to the Amendment of the Partnership Agreement, the Partnership, the General Partner, and the Knuppes, in their capacity as holders of Series A Preferred Units of the Partnership and as successors to the rights of the Contributors under the Contribution Agreement, agree to the following:

1.              Extension of Sale Restriction Period for Contributed Property.  The reference to “ten (10) years” in Paragraph 20(a)(3) of the Contribution Agreement is hereby deleted and replaced by “thirteen (13) years”.

2.              Extension of Maturity Date of Promissory Note.  The reference to “June 25, 2017” in Paragraph 2 of the Promissory Note is hereby deleted and replaced by “June 25, 2020”.

3.              Pre-Approved Partial Series A Preferred Redemption.  The General Partner hereby grants its approval to the Pre-Approved Partial Series A Preferred Redemption, notwithstanding any restrictions that may be imposed on such a redemption of up to 114,500 Series A Preferred Units by Section 11.6 of the Partnership Agreement, as amended by the Amendment, which approval cannot be subsequently withdrawn or conditioned.

This Letter Agreement may be executed in any number of counterparts with the same effect as if all the signatories had signed the same document.  All counterparts shall be construed together and shall constitute one agreement.

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If the foregoing meets with your approval, kindly countersign this Letter Agreement below to indicate your acceptance and agreement to its terms.

Sincerely,

EXTRA SPACE STORAGE LP, a Delaware limited partnership

By:	ESS HOLDINGS BUSINESS TRUST I, a Massachusetts business trust, its sole general partner

/s/ Charles L. Allen
	Name:	Charles L. Allen
	Title:	Trustee

Accepted and agreed as of the date first above written.

ESS HOLDINGS BUSINESS TRUST I, a Massachusetts business trust

/s/ Charles L. Allen
Name:	Charles L. Allen
Title:	Trustee

H. JAMES KNUPPE

/s/ H. James Knuppe

BARBARA J. KNUPPE

/s/ Barbara J. Knuppe